UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2019

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2  of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On May 7, 2019 Independence Holding Company issued a news release announcing its 2019 first-quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1News Release of Independence Holding Company dated May 7, 2019: Independence Holding Company Announces 26% Increase in 2019 First-Quarter per Share Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	May 8, 2019

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES 26% INCREASE

IN 2019 FIRST-QUARTER PER SHARE RESULTS

Stamford, Connecticut, May 7, 2019. Independence Holding Company (NYSE: IHC) today reported 2019 first-quarter results.

Financial Results

Net income attributable to IHC per share increased 26% to $.58 per share, diluted, or $8,727,000, for the three months ended March 31, 2019 compared to $.46 per share, diluted, or $6,961,000, for the three months ended March 31, 2018. The Company reported revenues of $94,182,000 for the three months ended March 31, 2019 compared to revenues for the three months ended March 31, 2018 of $88,304,000.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are pleased with our first quarter 2019 results.  All of our lines of business (group life and disability, New York DBL/PFL and specialty health), in the aggregate, continued to grow and generate good underwriting results.  In particular, we are pleased with the advancements made by IHC Specialty Benefits (SB), our standalone vertically integrated agency.

While SB is already a substantial agency producing over $180 million of premiums both through its brokerage division (i.e. licensed independent agents) and its direct-to-consumer (D2C) distribution (i.e. owned lead generation domains, online enrollment, licensed call center employees and career agents), it historically focused only on servicing products underwritten by IHC’s carriers. By the end of the third quarter of this year, SB will be uniquely situated, through its vertically integrated structure, to better serve the growing demand for creative health insurance solutions by offering products from a multitude of highly rated carriers and to consumers of all age groups in the majority of states.  Our vertically integrated structure starts with customer acquisition through lead generation.  IHC’s focus on expanding its digital footprint and digital marketing efforts will continue to drive exclusive and high-intent lead traffic for the sale of ancillary health and pet insurance products. This digital expansion, that includes the acquisition of high value domains, is an important part of our strategy in that it results in lead generation that has a significantly lower cost of acquisition as well as a higher conversion rate. We are also growing our footprint with nationally recognized affinity groups as evidenced by our responsibility for servicing USAA members seeking health insurance and American Kennel Club members seeking pet insurance. So as to provide an exceptional consumer experience for interested customers, SB utilizes a full-time call center agent model, which allows us to deploy a highly trained and experienced staff. Supported by “always available” on-line technology platforms, this dedicated and rapidly growing group of full-time agents is capable of professionally guiding a consumer through the complicated choices related to their health insurance needs. While there is a cost associated with maintaining a large number of employee agents throughout the year, we have found that increased agent tenure benefits both the satisfaction of our customers and our business retention.  Often, customers find it helpful to speak with a knowledgeable licensed agent before deciding which coverage is best for them. We offer these consumers an excellent portfolio of products (including the only short-term medical that covers certain pre-existing conditions) to fill gaps in coverage.

During the second quarter, we will apply our vertically integrated model to the senior market.  We are very excited to be entering the Medicare market, which was estimated to cover approximately 60 million people in 2018.  This number is estimated to be growing by 10,000 people per day, and by 2040 is expected to cover 87 million people.  This number could be even higher if current proposals to lower the threshold age were to become law. To this end, we expect to soon begin selling Medicare products underwritten by highly rated carriers, and dental, vision and hospital indemnity products underwritten by IHC’s carriers.  During the first quarter of 2020, we anticipate being in the market with a portfolio of timely and competitive Medicare Supplement plans in light of regulatory changes taking effect January 1st.

In conclusion, by delivering an end-to-end experience to the consumer, including a broad base of products across the entire spectrum of age groups and needs, as well as through state-of-the-art mobile and desktop solutions, IHC will link individuals and families in need of insurance coverage, with highly rated carriers across the country.”

Mr. Thung added, “We have increased our annual cash dividend in each of our last five years (from $.07 per share to $.40 per share), and, even after giving effect to these increases, our book value increased from $17.25 at December 31, 2014 to $30.65 per share at March 31, 2019.  Our overall investment portfolio continues to be very highly rated (on average, AA) and has an effective duration of approximately four years. The Company has continued to repurchase its shares in the market to the maximum allowed under applicable rules, and paid an average cost of $36.25 per share for purchases in 2019.  IHC has no indebtedness and a substantial amount of free cash at the corporate level and excess capital in our insurance companies.  This capital (which will continue to grow due to the substantial positive cash flow of the Company) will be more than enough to finance our organic growth plans, including investments in bringing new senior products to market, marketing initiatives, expansion of our telesales capacity and enhancement of our technology platform and online sales capacity, and our dividends.”

About The IHC Group

Independence Holding Company (NYSE: IHC), formed in 1980, is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries (Independence Holding Company and its subsidiaries collectively referred to as “The IHC Group”).  The IHC Group consists of three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company), and IHC Specialty Benefits, Inc., a technology-driven full-service marketing and distribution company that focuses on small employer and individual consumer products through general agents, telebrokerage, call centers, private label arrangements, and through the following brands: www.HealtheDeals.com; Health eDeals Agents; www.PetPartners.com; and www.PetPlace.com.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

March 31, 2019

(In Thousands, Except Shares and Per Share Data)

	Three Months Ended
	March 31,
	2019	2018
REVENUES:
Premiums earned	$82,789	$79,492
Net investment income	3,996	3,681
Fee income	4,188	5,211
Other income (loss)	3,684	(151)
Net investment gains	171	71
Net impairment losses recognized in earnings	(646)	-
	94,182	88,304

EXPENSES:
Insurance benefits, claims and reserves	43,119	35,907
Selling, general and administrative expenses	40,529	43,343

	83,648	79,250

Income before income taxes	10,534	9,054
Income taxes	1,644	2,006

Net income	8,890	7,048
(Income) from noncontrolling interests	(163)	(87)

NET INCOME ATTRIBUTABLE TO IHC	$8,727	$6,961

Basic income per common share	$.58	$.47

WEIGHTED AVERAGE SHARES OUTSTANDING	14,948	14,832

Diluted income per common share	$.58	$.46

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	15,066	15,074

As of May 3, 2019, there were 14,936,543 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31,	December 31,
	2019	2018

ASSETS:
Investments:
Short-term investments	$50	$1,050
Securities purchased under agreements to resell	35,366	12,063
Fixed maturities, available-for-sale	456,260	453,464
Equity securities	5,359	5,166
Other investments	11,014	13,192
Total investments	508,049	484,935

Cash and cash equivalents	20,560	26,173
Due and unpaid premiums	26,608	24,412
Due from reinsurers	367,071	368,731
Goodwill	52,998	50,697
Other assets	87,061	82,568

TOTAL ASSETS	$1,062,347	$1,037,516

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$164,910	$160,115
Future policy benefits	206,199	208,910
Funds on deposit	141,061	141,635
Unearned premiums	17,599	5,557
Other policyholders' funds	10,989	10,939
Due to reinsurers	2,352	3,613
Accounts payable, accruals and other liabilities	55,932	53,133

TOTAL LIABILITIES	599,042	583,902

Commitments and contingencies
Redeemable noncontrolling interest	2,229	2,183

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,625	18,625
Paid-in capital	122,055	124,395
Accumulated other comprehensive loss	(2,641)	(8,310)
Treasury stock, at cost	(65,926)	(66,392)
Retained earnings	386,164	380,431

TOTAL IHC STOCKHOLDERS’ EQUITY	458,277	448,749
NONREDEEMABLE NONCONTROLLING INTERESTS	2,799	2,682

TOTAL EQUITY	461,076	451,431

TOTAL LIABILITIES AND EQUITY	$1,062,347	$1,037,516